FELDMAN SHERB & CO., P.C.
                                805 Third Avenue
                            New York, New York 10022
                                  212-593-3100
                                Fax 212-355-3631



                                   Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement of BioShield Technologies, Inc. on Form S-8 of our report dated April 19, 2001 relating to the financial statements of BioShield Technologies, Inc. as of years ended June 30, 1999 and 2000 with respect to its consolidated financial statements.




                                                  /s/FELDMAN SHERB & CO., P.C.
                                                     FELDMAN SHERB & CO., P.C.





New York, New York
April 30, 2001